[Loral Letterhead]

March 28, 2008

Mr. Richard J. Townsend
34 White Oak Shade Road
New Canaan, CT 06840

Re: General Release and Separation Agreement

Dear Richard:

Reference is made to the General Release and Separation Agreement (the “Separation Agreement”) between you and Loral Space & Communications Inc. (“Loral” or the “Company”) dated January 4, 2008. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Separation Agreement.

Please be advised that the Company did not properly apply the Severance Plan as it applies to your 2006 Options. As properly applied, Section 2(b) of the Separation Agreement should read, and such section is hereby amended and restated to read, as follows:

(b) Pursuant to a Non-Qualified Stock Option Agreement dated June 14, 2006 (the “2006 Option Agreement”) under the Option Plan, Employee has been granted options to purchase 20,000 shares of Loral common stock with an exercise price of $27.135 (the “2006 Options”). In accordance with the terms of the 2006 Option Agreement, the Option Plan and the Severance Plan, all of the 2006 Options are vested as of January 4, 2008 and shall remain exercisable until January 4, 2010.

Sincerely,

Loral Space & Communications Inc.

/s/ Avi Katz